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                                                                 Exhibit 10.16


                         STANDARD INDUSTRIAL/COMMERCIAL
                            SINGLE-TENANT LEASE--NET

1.       Basic Provisions ("Basic Provisions")

         1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, April 10, 1998, is made by and between PROFICIENCY ONTARIO LIMITED PARTNERSHIP, a California limited partnership ("LESSOR") and SKECHERS USA, INC., a California corporation ("LESSEE") (collectively the "PARTIES," or individually a "PARTY").

         1.2 PREMISES: That certain real property (the "REAL PROPERTY"), including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 5725 East Jurupa Street, City of Ontario, located in the County of San Bernardino, State of California, and generally described as an approximately 285,600 rentable square foot building, as more particularly described on attached Exhibit A and depicted on attached Exhibit B (including the Real Property, the "PREMISES"). (See Paragraph 2 for further provisions.)

         1.3 TERM: 7 years ("ORIGINAL TERM") commencing August 1, 1998 ("COMMENCEMENT DATE") and ending July 31, 2005 ("EXPIRATION DATE"). (See Paragraph 3 for further provisions.) Lessee shall have a single option to renew for an additional five (5) years subject to and in accordance with the provisions set forth in Paragraph 50 of the Addendum.

         1.4 EARLY POSSESSION: April 10, 1998 ("EARLY POSSESSION DATE"). (See Paragraph 3.2 for further provisions.).

         1.5 BASE RENT: For the first 60 months of the Original Term, $82,824.00 per month ("BASE RENT"), payable on the 1st day of each month commencing August 1, 1998 through and including July 31, 2003. For the next 24 months of the Original Term, the Base Rent shall be increased to $88,536.00 per month commencing on August 1, 2003, through and including July 31, 2005. (See Paragraph 4 for further provisions.) Base Rent during the Option Period (as defined in the Addendum), if any, shall be determined in accordance with Paragraph 50 of the Addendum.

         1.6 BASE RENT PAID UPON EXECUTION: $82,824.00 as first month's Base Rent to be applied to the period from August 1, 1998 through and including August 31, 1998.

         1.7 SECURITY DEPOSIT: $165,648.00 ("SECURITY DEPOSIT"). (See Paragraph 5 for further provisions.)

         1.8 PERMITTED USE: Warehousing, distribution, office and showroom, and uses reasonably related to the foregoing, and no other uses without the prior written consent of Lessor. (See Paragraph 6 for further provisions.)

         1.9 INSURING PARTY: Lessor is the "INSURING PARTY" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

         1.10 REAL ESTATE BROKERS: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (i) Lessor has been represented exclusively by (A) David Consani of CB Commercial Real Estate Group, Inc., and
(B) Kevin McKenna of The Seeley Company (collectively, "LESSOR'S BROKER"); and Lessee has been represented exclusively by (A) Darla Longo and Jeff Morgan of CB Commercial Real Estate Group, Inc., ("LESSEE'S BROKER"). (See Paragraph 15 for further provisions.)

         1.11 ADDENDUM. Attached hereto is an Addendum ("ADDENDUM") consisting of Paragraphs 50 through 53, all of which constitute a part of this Lease.



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2.       PREMISES

         2.1 LETTING. Lessor hereby leases to Lessee, and Losses hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

         2.2 CONDITION. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("START DATE"), and, so long as all required service contracts described in Paragraph 7.1 (b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Promises, other than those constructed by Lessee", shall be in good operating condition on the Start Date. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such noncompliance, rectify same at Lessor's expense. If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) one year as to the surface of the roof and the structural portions of the roof, foundations and bearing walls, (ii) six (6) months as to the HVAC systems, (iii) six (6) months as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

         2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building, zoning and other use codes, regulations and ordinances in effect on the Commencement Date; provided, however, that if modifications or additional requirements are imposed upon the Promises by any governmental authority as a result of Lessee's specific use of the Premises or its tenant improvement requirements, then in such case Lessee shall be solely responsible for the costs incurred in making such modifications or satisfying such additional requirements. If the Promises do not comply with the foregoing warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity in the nature and extent of such non-compliance, rectify the same at Lessor's expense. Lessee acknowledges that the Premises are subject to certain covenants, conditions and restrictions ("CC&R's") as more particularly described in paragraph 51 of the Addendum annexed hereto, and Lessee agrees to comply therewith.

3.       TERM.

         3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

         3.2 EARLY POSSESSION. Lessee shall be entitled to commence occupancy prior to the Commencement Date provided that such early possession does not in any way interfere with the tenant improvement work required to be done by Lessor in accordance with Paragraph 52 of the Addendum. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however (including without limitation, the obligations under Paragraphs 2.3 (compliance with CC&R's), 6 (use, limitations on activities of Lessee, indemnification and compliance with law) and 7 (maintenance, repairs and alterations), shall be in effect during such period; provided that with respect to the obligations under Paragraphs 8 (insurance) and 10 (the obligations to pay Real Property Taxes), Lessee shall only obligated to pay one-half of such amounts during said early occupancy period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term

4.       RENT.

         4.1 BASE RENT. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges



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shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. SECURITY DEPOSIT. Losses shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Bass Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts and no interest shall be payable thereon. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein) that portion of the Security Deposit not used or applied by Lessor. Lessor shall keep the Security Deposit in a separate federally insured account bearing interest at market rate, which account (and the funds therein) shall not be commingled with any other funds

6.       USE.

         6.1 USE. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use nor permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring promises or properties.

         6.2 HAZARDOUS SUBSTANCES.

               (a) REPORTABLE USES REQUIRE CONSENT. The Term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill release or effect, either by itself or in combination with other materials expected to be on the Premises, is: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof; provided, however, that Hazardous Substance shall not include any such items used by Lessee in quantities and in a manner which complies with all Applicable Laws, unless such use is a Reportable Use (as hereinafter defined). Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor (which consent Lessor may give, withhold or condition in its sole and absolute discretion) and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "REPORTABLE USE" shall mean (i) the installation or use of any above ground storage tank (it being agreed that in no event shall Lessee install or use any underground storage tanks), (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

         (b) DUTY TO INFORM. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to or caused by Lessor, Lessee shall immediately give written



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notice of such fact to Lessor. Losses shall also Promptly give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including, but not limited to, all such documents as may be involved in any Reportable Uses involving the Promises. If Lessor knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting in the same, has come to be located in, on, under or about Me Premises, Lessor shall immediately give written notice of such fact to Lessee. All Hazardous Substances in, on, under or about the Premises, and violations of Applicable Laws on or with respect to the Premises on or prior to the Commencement Date, and all matters arising from any such conditions in existence as of the Commencement Date, are referred to herein as "Existing Conditions."

               (c) LESSOR'S WARRANTY. Lessor warrants to Lessee that, to Lessor's actual knowledge, the Real Property and the Premises are free from unlawful quantities of Hazardous Substance.

               (d) LESSEE INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Real Property and the Premises, harmless from and against any and all loss of rents and/or losses, damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control, and any Hazardous Substance introduced into the Real Property or the Premises by a third party during the Term. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or any contamination therein involved, and shag survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

               (e) LESSOR INDEMNIFICATION. Lessor shall indemnify, protect, defend and hold Lessee, its agents, employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, arising from Existing Conditions or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Law, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

         6.3 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE LAW", which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including, but not limited to, matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy; provided, however, that notwithstanding anything to the contrary in the foregoing or elsewhere in this Lease, Lessee shall have no obligation to comply with any Applicable Law, or to take any other action, with respect to Hazardous Substances or the breach of Applicable Law or other matters that pertain to the presence of Hazardous Substances (or a breach of Applicable Law) which are in existence on or with respect to the Premises as of the Commencement Date, or that relate to the Existing Conditions or any of them, or that arise from Hazardous Substance introduced into the Real Property or the Premises during the Term by a third party. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report Pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.



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         6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon prior reasonable telephonic notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including, but not limited to, the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Promises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee (or which could have been prevented by Lessee by the employment of reasonable security measures), is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections. Notwithstanding anything to the contrary in the foregoing or elsewhere in this Lease, Lessor shall be solely responsible for all Existing Conditions and the consequences thereof. Lessor's access to the Premises shall not unreasonably interfere with Lessee's operations on the Premises.

7.       MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND
         ALTERATIONS.

         7.1 LESSEE'S OBLIGATIONS.

               (a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.), and 6.2 (Lessor's responsibility for Existing Conditions), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Promises and every pan thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use (except with respect to Existing Conditions), the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises. Lessee shall not cause any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of, the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control (except with respect to Existing Conditions). Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices.

               (b) Lessee shall purchase and keep in effect at all times during the Term maintenance contracts with reputable maintenance contractors satisfactory to Lessor covering the heating, air conditioning and ventilating systems (including boilers, fired or unfired pressure vessels), and the roof.

               (c) Lessee shall be required to repaint the exterior of the building every five (5) years, with the first repainting to be completed prior to the fifth anniversary of the Commencement Date. Lessor shall approve the painting contractor and the grade and color of the paint. In no event shall Lessee be entitled to alter the color of the exterior of the building without the prior approval of Lessor.

         7.2 WAIVER OF STATUTORY BENEFITS. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of, any needed repairs.



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         7.3 UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

               (a) DEFINITIONS, CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer or to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to Premises. The term "ALTERATIONS" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls.

               (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to the commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. For work which costs an amount in excess of $25,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

               (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in, on or about the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall post a surety bond in an amount equal to the lesser of one-and-one-half times the amount of such contested lien claim or demand, or the amount required by law to discharge the lien. In addition, Lessee shall pay Lessor's attorneys' fees and costs if Lessor elects to participate in any such action.

         7.4 OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

               (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations, provided that such election must be made prior to the time Lessee commences work on such improvements.

               (b) REMOVAL. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor, provided that such election must be made prior to the time Lessee commences work on such improvements. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility installations made without the required consent of Lessor.



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               (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "ORDINARY WEAR AND TEAR" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation. maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

               (d) LESSOR'S WAIVER. Notwithstanding anything to the contrary set forth in this Paragraph 7.4 or any other provision of this Lease, any and all property used by Lessee in the operation of its business, whether or not such property constitutes Lessee's trade fixtures, shall be and shall remain the property of Lessee, may be encumbered by Lessee, and, at Lessee's option, may be removed by Lessee (or its designees) upon, or within thirty days after, the expiration of the term of this Lease. Without limiting the generality of the foregoing, Lessor agrees to execute any "landlord's waiver" which may be requested by any lender of Lessee, in which Lessor shall, without limiting the generality of the foregoing, waive its rights with respect to such property, and shall grant such rights to Lessee's lender as Lessee's lender may reasonably require with respect to the maintenance and removal of such property.

8.       INSURANCE; INDEMNITY.

         8.1 PAYMENT FOR INSURANCE. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. All such insurance policies shall be maintained with reputable insurance companies licensed to transact business in the State of California and at commercially reasonable rates. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

         8.2 LIABILITY INSURANCE.

               (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only. In addition, Lessee shall be responsible for the costs of maintaining flood insurance on the portion of the improvements located within a 100-year flood plain.

               (b) CARRIED BY LESSOR. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

         8.3 PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

               (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDER(S)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver or subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c); provided, however, that the deductible amounts for flood and/or earthquake insurance (if required by a Lender) shall be in such amounts as are reasonably required by a Lender.

               (b) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance cause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

               (c) TENANT'S IMPROVEMENTS. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

         8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

         8.5 INSURANCE POLICIES. Insurance required hereunder shall be with companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a 'General Policyholders Rating' of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insured and loss payable clauses as required by this lease. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

         8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried to required, or by any deductibles applicable thereto.

9.       DAMAGE OR DESTRUCTION.

         9.1 DEFINITIONS.

               (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee" Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 90% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

               (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is 90% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

               (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

               (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

         9.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that if Lessee reasonably determines that the Premises cannot be completely restored within six (6) months of the occurrence of the Premises Partial Damage, or if such damage is not actually repaired within such time frame, then Lessee may, by providing Lessor with written notice, terminate this Lease and its remaining obligations hereunder. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, Lessee shall promptly contribute the shortage in proceeds as and when required to complete said repairs. Lessor shall complete the repairs as soon as reasonably possible and this Lease shall remain in full force and effect. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

         9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect; provided, however, that if Lessee reasonably determines that the Premises cannot be completely restored within six (6) months of the occurrence of the Premises Partial Damage, or if such damage is not actually repaired within such time frame, then Lessee may, by providing Lessor with written notice, terminate this Lease and its remaining obligations hereunder; or (ii) give written notice to Lessee within five (5) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

         9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

         9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within five (5) days after the date of occurrence of such damage; provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage or before the expiration of the time provided in such option for its exercise, whichever is earlier ("EXERCISE PERIOD"), (i) exercising such option and (ii) if such damage results from an Uninsured Loss, providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, if such damage results from an Uninsured Loss, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant to the contrary.

         9.6 ABATEMENT OF RENT; LESSEE'S REMEDIES.

               (a) In the event of damage described in Paragraphs 9.2, 9.3 or 9.4, whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

               (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within thirty (30) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee give such notice to Lessor and such Lenders and such repair or restoration is not commenced within twenty (20) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within ten (10) days after receipt of such notice, this Lease shall continue in full force and effect. "COMMENCE" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans or the beginning of the actual work on the Premises, whichever first occurs.

         9.7 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

         9.8 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.      REAL PROPERTY TAXES.

         10.1 PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2 applicable to the Premises during the term of this Lease. All such payments shall be made on or prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

         10.2 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises.

         10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

         10.4 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable portion, to be determined by Lessor, of all charges jointly metered with other premises.

12.      ASSIGNMENT AND SUBLETTING.

         12.1 LESSOR'S CONSENT REQUIRED.

               (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "ASSIGNMENT") all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36; provided, however, that Lessor agrees not to unreasonably withhold its consent to a sublease of all or a portion of the Premises if and so long as the proposed sublessee has a net worth equal to or greater than (i) the Net Worth of Lessee at the time of the execution of this Lease or (ii) the Net Worth of Lessee at the time of the proposed sublease, whichever is greater. "NET WORTH OF LESSEE" (and the net worth of any proposed sublessee) shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

               (b) An assignment of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented-to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days' written notice ("LESSOR'S NOTICE"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Bass Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installments) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental value bears to the Base Rent in effect immediately prior to the market value adjustment.

         12.2 TERM AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

               (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

               (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

               (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

               (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

               (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including, but not limited to, the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

               (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

         12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

               (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

               (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

               (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

               (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

               (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

         12.4 Notwithstanding anything to the contrary in the foregoing, Lessee may (a) sublease all or any portion of the Premises to any person or entity, (b) assign its interest in this Lease and the Premises to any person or entity which purchases all or substantially all of Lessee's assets, in either case without Lessor's consent or approval.

13.      DEFAULT; BREACH; REMEDIES.

         13.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "DEFAULT" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

               (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises for more than ninety (90) consecutive days.

               (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ten
(10) days following written notice thereof by or on behalf of Lessor to Lessee.

               (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3, (ii) the recession of an unauthorized assignment or subletting per Paragraph 12.1 (b), (iii) a Tenancy Statement per Paragraphs 16 or 37, (iv) the subordination or non-subordination of this Lease per Paragraph 30, (v) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vi) the execution of any document requested under Paragraph 42 (easements), or (vii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

               (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

               (e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

               (f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

               (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.

         13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may, at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including, but not limited to, the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee Shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

               (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank Of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1 (b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1 (b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

               (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting, which limitations Lessee and Lessor agree are reasonable Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

               (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

               (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

         13.3 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after Lessee's receipt of written notice that such amount was not paid when due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

         13.4 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.4, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.


14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If so much of the Premises is taken by condemnation as will prevent Lessee, in its reasonable judgment, from conducting its business operations on the Premises in the manner contemplated as of the Commencement Date, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be equitably reduced based on the reduced utility to Lessee of the remaining portion of the Premises. Any award for the taking of all or any part of the Premises under the power or eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of its net severance damages received over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.      BROKERS' FEE.

         15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

         15.2 Lessor shall pay (i) to Lessor's Broker a commission equal to $186,268.50, one-half of which to be paid on execution of this Lease and one-half on the Commencement Date, and (ii) to Lessee's Broker a commission equal to $186,268.50, one-half of which to be paid on execution of this Lease and one-half on the Commencement Date, for brokerage services rendered by said Brokers to Lessor in this transaction. In addition, if Lessee exercises the Option set forth in Paragraph 50 of the Addendum, and if Lessee's Broker is actively involved in the negotiations leading to any such renewal, Lessor shall pay to Lessee's Broker any commission payable with respect thereto.

         15.3 Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

         15.4 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any, named in paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and attorneys' fees reasonably incurred with respect thereto.

         15.5 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.      TENANCY STATEMENT.

         16.1 Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting party a statement in writing in form similar to the then most current "TENANCY STATEMENT" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

         16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including, but not limited to, Lessee's financial statements for the past three
(3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as herein above defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.      NOTICES.

         23. I All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such address(es) as Lessor may from time to time hereafter designate by written notice to Lessee.

         23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card or, if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease may be initiated in the county in which the Premises are located.

30.      SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

         30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY

DEVICE"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof if, but only if, Lessee receives from the holder and beneficiary of any such Security Device a non-disturbance agreement, satisfactory in form and substance to Lessee, pursuant to which such holder and beneficiary agrees that, in the event such beneficiary or holder takes title to the Premises, whether pursuant to an exercise of its remedies under the Security Device or otherwise, Lessee's rights hereunder shall be honored in accordance with the terms of this Lease (a "NON-DISTURBANCE AGREEMENT").

         30.2 ATTORNMENT. Subject to Lessee's receipt of a Non-Disturbance Agreement, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

         30.3 NON-DISTURBANCE. Lessor shall not enter into any Security Devices from and after the date hereof without providing to Lessee a Non-Disturbance Agreement from the beneficiary and holder under such Security Device.

         30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents, provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEYS' FEES. If a Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent to Lessee provided that such access shall not interfere with Lessee's operations on the Premises.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Lessor's election to have such event constitute the termination of such interests.

35.     CONSENTS.

               (a) Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall, in an amount equal to the lesser of Lessor's actual out-of-pocket costs and expenses or $1,000, be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request (but no more than $1,000). Except as otherwise provided, an unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists nor shall such consent be deemed a waiver of any then existing default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

               (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

               (c) Wherever Lessor's consent or approval is required pursuant to the terms of this Lease, Lessor shall be deemed to have granted its consent if it shall not have objected in writing to a request made by Lessee within five
(5) days of Lessee's request, setting forth the detailed reasons for its objection.

               (d) Wherever Lessor's consent or approval is required pursuant to the terms of this Lease, Lessor shall be reasonable in granting or withholding its consent or approval.

36.      GUARANTOR.

         36.1 If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form recently published by the American Industrial Real Estate Association, and each said Guarantor shall have the same obligations as Lessee under this Lease, including, but not limited to, the obligation to provide the Tenancy Statement and information called for by Paragraph 16.

         36.2 It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor, to give:
(a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

37. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the observance and performance of all the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

38.      OPTIONS

         38.1 DEFINITION. As used in this Paragraph 38 the word "OPTION" has the following meanings: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of
Lessor: (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

           38.2 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior options to extend or renew this Lease have been validly exercised.

         38.3 EFFECT OF DEFAULT ON OPTIONS

               (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph
13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease.

               (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 38.3(a).

39. SECURITY MEASURES. Lessee hereby acknowledges that the rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

40. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedications, maps or restrictions.

41. PERFORMANCE UNDER PROTESTS. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

42. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

43. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

44. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

45. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Bass Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

46. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

47. COVENANTS AND CONDITIONS. Any provision of this Lease performable by any party hereto shall be deemed both a covenant and a condition.

48. AMERICANS WITH DISABILITIES ACT. Lessor hereby represents and warrants to and for the benefit of Lessee that the Premises, as they are currently used and as Lessee intends to use them, comply in all respects with the Americans with Disabilities Act (the "Act"), and covenants to (a) make all repairs and alterations to the Premises and the improvements thereon that may be required in order to cause the Premises and such improvements to comply with the Act, and any other applicable law, including without limitation repairs and improvements which are necessitated by changes in the Act and any other law, and (b) to indemnify, defend and hold Lessee harmless from and against any and all liability and damages which may occur as a result of a breach of this paragraph
49. This paragraph 49 shall control over any contrary provision of this Lease.

49. UTILITIES AND SERVICES. Lessor hereby represents and warrants to and for the benefit of Lessee that the Premises are currently served by utilities and all other municipal, quasi-municipal and private services (such as, without limitation, electricity, gas, water, waste disposal and street cleaning) as are appropriate for the business operations currently conducted on the Premises and the operations which Lessee intends to operate on the Premises (collectively, the "Services"). Without limiting Lessee's remedies hereunder or at law or equity, Lessor agrees that Lessee shall be entitled to one (1) day of abated rent hereunder for every one (1) day during which any Services are not provided to the Premises, notwithstanding Lessee's commercially reasonable efforts to procure such services, and that, if such interruption continues for a period of more than three (3) consecutive days, then Lessee may, at any point after the expiration of such three (3) consecutive day period, terminate this Lease and Lessee's remaining obligations hereunder.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

                                        LESSOR:


                                        PROFICIENCY ONTARIO LIMITED PARTNERSHIP,
                                           a California limited partnership

                                        By:   PROFICIENCY CAPITAL CORPORATION,
                                               a California corporation, its
                                               general partner



                                              By: /s/ JEFFREY N. TRENTON
                                                 -------------------------------
                                              Name: Jeffrey N. Trenton
                                              Title: President

                                        LESSEE:


                                        SKECHERS USA, INC., a California
                                          corporation



                                        By: /s/ DAVID WEINBERG
                                            ------------------------------------
                                        NAME: David Weinberg
                                        Title: CFO



                            (ATTACH EXHIBITS A AND B)

                   ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL
                           SINGLE-TENANT LEASE - NET

Lessor: PROFICIENCY ONTARIO LIMITED PARTNERSHIP, a California limited partnership

Lessee:          SKECHERS USA, INC., a California corporation

Lease Dated:     April 10, 1998

          The following provisions are added to that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the "PRINTED LEASE") dated for reference purposes as of April 10, 1997 by and between Proficiency Ontario Limited Partnership, a California limited partnership, as Lessor, and Skechers USA, Inc., a California corporation, as Lessee. In the event of any conflict between the terms of the Printed Lease and this Addendum, the terms of this Addendum shall control.

          50. OPTION TO EXTEND TERM. Lessee shall have one option (the "OPTION") to extend the Term of the Lease for a period of five (5) years (hereafter the "OPTION PERIOD"), provided that all of the following conditions are satisfied: (a) Lessee shall provide Lessor with written notice (the "OPTION EXERCISE NOTICE") of Lessee's election to exercise the Option not less than one hundred eighty (180) nor more than two hundred ten (210) days prior to the expiration of the Initial Term of the Lease, and (b) no default by Lessee of its obligations under this Lease shall have occurred and be continuing, either at the time Lessee delivers the Option Exercise Notice to Lessor or at the commencement of the Option Period. The Base Rent for Option Period shall be equal to ninety-five percent (95%) of the Fair Market Rental Value (as defined below) for comparable industrial buildings in the City of Ontario, but in no event shall the monthly Base Rent for Option Period be less than the monthly Base Rent for the last month of the Initial Term.

                  50.1 Upon receipt by Lessor of an Option Exercise Notice, Lessor and Lessee shall confer and attempt to agree upon the initial monthly Base Rent for the Extension Period. If such an agreement is not reached within thirty (30) days following receipt of such notice by Lessor, then Fair Market Rental Value ("FMRV") for the Premises shall be determined as provided in Paragraph 50.2 below.

                  50.2 To determine FMRV, Lessor shall engage at its sole cost and expense a MAI certified appraiser ("LESSOR'S APPRAISER") who shall render a written opinion of the FMRV for the Premises ("LESSOR'S FMRV"). Lessee shall have five (5) business days to accept or reject Lessor's FMRV. If Lessee accepts Lessor's FMRV, Lessee shall reimburse Lessor for one-half of the fees and expenses of Lessor's Appraiser. If Lessee rejects such determination of FMRV, Lessee shall engage at its sole cost and expense a second independent MAI certified appraiser ("LESSEE'S APPRAISER") who shall also render a written opinion of the FMRV for the Premises ("LESSEE'S FMRV"). If Lessor's FMRV is less than 10% greater or less than Lessee's FMRV, then the FMRV for the Premises shall be the average of Lessor's FMRV and Lessee's FMRV. If the difference between Lessor's FMRV and Lessee's FMRV is 10% or more, and Lessor and Lessee cannot agree between themselves as to the FMRV for the Premises, then FMRV shall be determined by a third independent MAI certified appraiser (the "THIRD APPRAISER") mutually selected by Lessor's Appraiser and Lessee's Appraiser. The Third Appraiser shall render a written opinion of the FMRV for the Premises, which shall be binding and conclusive upon Lessor and Lessee. The costs of the Third Appraiser shall be shared equally by Lessor and Lessee.

                  50.3 Except for the option to extend the term of the Lease for one five-year period as provided in this Paragraph 50, Lessee shall have no other option to extend the term of the Lease, or option to purchase, option to lease or right of first refusal.

     51. COMMON AREA EXPENSES. Lessee acknowledges that the Premises consists of one building in a Project known as "Ontario Gateway" that currently includes two buildings and may in the future include additional buildings. Lessee shall reimburse Lessor for (or, at the election of Lessor, shall pay directly) all costs required to be paid by the owner of Lot No. 2 (i.e., the Premises) under
(i) that certain Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement dated as of June 19, 1997 and recorded June 27, 1997 as Instrument No. 19970229025 in the Official Records of San Bernardino County, California, and (ii) that certain Declaration of Covenants, Conditions and Restrictions Pertaining to Fire Protection dated as of June 19, 1997 and recorded June 27, 1997 as Instrument No. 19970229024 in the Official Records of San Bernardino County, California. In addition to the foregoing, Lessee agrees to pay, to the extent not included in the foregoing, its "PROPORTIONATE SHARE" of the following expenses, which shall hereafter be referred to as "COMMON AREA EXPENSES": landscape maintenance, truck court sweeping, centralized fire sprinkler alarm monitoring and any other reasonable and necessary expenses incurred by Landlord to maintain the Common Areas in a first-class manner. All Common Area Expenses shall be reasonable and competitive. Lessee's
Proportionate Share shall be a fraction, the numerator of which is 285,600 (the rentable square feet of the Premises) and the denominator of which shall be the sum of the rentable square feet of all buildings in the Ontario Gateway Project. Lessor shall have the option either (a) to bill Lessee in arrears for Lessee's Proportionate Share of Common Area Expenses, in which case Lessee shall pay to Lessor, as additional Rent, Lessee's Proportionate Share of Common Area
Expenses within ten (10) days after receiving any invoice therefor, or (b) to estimate the annual amount of Lessee's Proportionate Share of Common Area Expenses, in which case Lessee shall pay to Lessor each month one-twelfth of the annual amount estimated by Lessor for Lessee's Proportionate Share of Common Area Expenses. If Lessor elects to estimate Common Area Expenses as provided in clause (b) above, Lessor shall provide to Lessee within one hundred twenty
(120) days after the end of each calendar year a reasonably detailed statement showing the actual Common Area Expenses for the preceding calendar year, and a reconciliation of the actual amount of Common Area Expenses with the estimated amounts paid by Lessee during the previous calendar year. In the event that Lessee shall have paid more than the actual amount of Lessee's Proportionate Share of Common Area Expenses for the preceding calendar year, any such overpayment shall be credited against the next month(s) payment of Base Rent. In the event that Lessee shall have paid less than the actual amount of Lessee's Proportionate Share of Common Area Expenses for the preceding calendar year, any such underpayment shall be due and payable within ten (10) days following the delivery of such reconciliation by Lessor to Lessee.

     52. TENANT IMPROVEMENTS. On or before the Commencement Date, Lessor shall perform the following tenant improvement work (collectively, "TENANT IMPROVEMENTS") at Lessee's sole cost and expense (subject to application of the Improvement Allowance described below): (a) construct standard office space of approximately 5,600 square feet using standard building materials using the following configurations (i) 5,000 square feet of main office, including three
(3) private offices of approximately 11' x 13', (ii) office restrooms, including one men's room with one stall and two urinals and one women's room with two stalls, (iii) a lunch room with approximately 2,000 square feet, and (iv) 600 square feet of shop office, shop restrooms (with a men's room containing 2 stalls and 3 urinals and a women's room with 5 stalls); (b) install 500 metal halide lighting fixtures in the warehouse; (c) install 40 hydraulic pit levelers with dock seals and dock lights on every other door; and (e) install any necessary exterior fencing (provided that the portion of the cost thereof to be paid out of the Improvement Allowance shall not exceed $75,000). Lessee acknowledges and agrees that (i) any such fencing shall be subject to the approval rights, if any, of the City of Ontario and California Edison, and (ii) in no event shall any delays in the installation of such fencing delay or otherwise extend the date Lessee shall commence occupancy. In addition to the foregoing work, the term "TENANT IMPROVEMENTS" shall include a distribution system for electricity acceptable to both Parties, provided, however, that only those portions of the costs thereof agreed to in advance by Lessor shall be paid for out of, or applied as a credit against, the Improvement Allowance.

          52.1 All space planning and working drawings with respect to the construction and installation of the Tenant Improvements shall be prepared by Lessor's architect(s) and/or space planner(s). Within five (5) business days after the execution of this Lease by both parties, Lessee shall provide to

      Lessor all of the information and requirements necessary for the Lessor to prepare a preliminary space plan (the "Preliminary Space Plan"). Lessor shall provide the Preliminary Space Plan to Lessee within five (5) business days after receipt of such information and requirements. Lessee shall review and, subject to Lessor addressing any comments of Lessee, approve the Preliminary Space Plan within three (3) business days after receipt thereof. Lessor shall in good faith consider any changes to the Preliminary Space Plan proposed by Lessee, and use commercially reasonable efforts to address same as long as such changes do not increase the time necessary to construct the Tenant Improvements or materially increase the cost of the Tenant Improvements. If any such changes to the Preliminary Space Plan proposed by Lessee would increase the cost of the Tenant Improvements, Lessor may condition its approval on Lessee's agreement to pay such additional costs (and deposit in cash the amount of such additional costs with Lessor). Within three (3) business days after approval of the Preliminary Space Plan, Lessee shall provide Lessor with the information and requirements necessary for the Lessor to prepare the final working drawings (the "SPACE PLAN"), including, without limitation, the finishes and Lessee's electrical requirements and racking plan. Lessor shall provide the Space Plan to Lessee within ten (10) business days after receipt of such information and requirements. Lessee shall review and, subject to Lessor addressing any remaining comments of Lessee, approve the Space Plan within three (3) business days after receipt thereof. Subject to Compliance with the 3-business day review period set forth herein, no final working drawings shall be submitted by Lessor to any governmental authority for purposes of obtaining a building permit unless and until such drawings have been so approved by Lessee.

            52.2 Lessee agrees to cooperate with Lessor in the design, construction and installation of the Tenant Improvements, and agrees to respond promptly to any request for information from Lessor. Lessee further acknowledges that the Commencement Date specified in Paragraph 1.3 of the Printed Lease is dependent on the timely completion of working drawings and plans and specifications for the Tenant Improvements, the availability materials to construct the Tenant Improvements, the receipt of governmental approvals and events of force majeure. In the event that a delay in access to or completion or occupation of the Premises is occasioned by any of the foregoing, the Commencement Date shall be extended accordingly, provided that the length of the initial term of the Lease shall, in no event, be shortened in the event of such a delay.

            52.3 Lessor shall provide Lessee with a credit against the cost of the Tenant Improvements in the amount of $625,000 (the "IMPROVEMENT ALLOWANCE"). In no event shall any unused portion of the Improvement Allowance be used as a credit against other obligations of Lessee (including, without limitation, the payment of Base Rent) or for any other purpose whatsoever. Upon completion of the Space Plan, Lessor shall provide Lessee with its estimate of the total cost of the Tenant Improvements. If the total cost of the Tenant Improvements exceeds the Improvement Allowance, Lessee shall pay to Lessor, within ten (10) days after the delivery of such estimate, the amount by which the total cost of the Tenant Improvements exceeds the Improvement Allowance.

      53. LIMITATION ON USE OF PAVED AREA. Lessee acknowledges it cannot park any vehicles nor store any items on the portions of the paved area indicated as "Restricted Area" on Exhibit B and that the Lessee's use thereof shall be limited to access to and from the Premises.

                                  EXHIBIT "A"

THAT PORTION OF THE SOUTH ONE-HALF OF THE SOUTHEAST ONE-QUARTER OF SECTION 29, TOWNSHIP 1 SOUTH, RANGE 6 WEST, SAN BERNARDINO BASE AND MERIDIAN, LYING WEST OF THE EASTERLY LINE OF THE WESTERLY 330.00 FEET OF THE SOUTHEAST ONE-QUARTER OF THE SOUTHEAST ONE-QUARTER OF SAID SECTION 29, TOGETHER WITH THAT PORTION LYING EASTERLY OF THE EASTERLY LINE OF THE WESTERLY 330.00 FEET OF THE SOUTHEAST ONE-QUARTER OF THE SOUTHEAST ONE-QUARTER OF SAID SECTION 29 AND
LYING SOUTHERLY OF THE WESTERLY PROLONGATION OF THE SOUTHERLY LINE OF PARCEL NO. 3, PARCEL MAP 227, AS PER MAP RECORDED IN BOOK 3, PAGE 44 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH THAT PORTION OF PARCEL 3, PARCEL MAP 9252, AS PER MAP RECORDED IN BOOK 107, PAGES 75 THROUGH 82 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS LYING WESTERLY OF THE FOLLOWING DESCRIBED LINE:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID PARCEL 3, PARCEL MAP NO. 9252, DISTANT THEREON NORTH 89 DEG. 48' 38" WEST 380.00 FEET FROM THE NORTHEAST CORNER OF SAID PARCEL 3, SAID POINT HEREINAFTER BEING REFERRED TO AS POINT A; THENCE SOUTH 89 DEG. 48' 38" EAST 9.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE SOUTH 45 DEG. 11' 22" WEST 12.73 FEET TO A POINT IN A LINE WHICH BEARS SOUTH 00 DEG. 11' 22" WEST AND PASSES THROUGH SAID POINT A, SAID POINT BEING DISTANT THEREON SOUTH 00 DEG. 11' 22" WEST 9.00 FEET FROM SAID POINT A; THENCE SOUTH 00 DEG. 11' 22" WEST 163.91 FEET TO A POINT IN THE SOUTHWESTERLY LINE OF SAID PARCEL 3, ALSO BEING THE NORTHEASTERLY LINE OF JURUPA STREET, 120.00 FEET IN WIDTH AS SHOWN ON SAID PARCEL MAP, SAID POINT BEING THE POINT OF ENDING.

EXCEPTING THEREFROM THAT PORTION LYING WITHIN THE SOUTH 315.00 FEET OF THE EAST
375.00 FEET OF SAID SOUTHEAST QUARTER OF SECTION 29.

ALSO EXCEPTING THEREFROM THAT PORTION LYING EASTERLY OF THE FOLLOWING DESCRIBED
LINE:

BEGINNING AT THE NORTHWEST CORNER FOR THE SOUTH 315.00 FEET OF THE EAST 375.00 FEET OF SAID SOUTHEAST QUARTER OF SECTION 29; THENCE SOUTH 89 DEG. 48' 38" EAST
19.64 FEET TO THE TRUE POINT OF BEGINNING; THENCE IN 00 DEG. 11' 22" EAST 287.33 FEET TO SAID WESTERLY PROLONGATION FOR THE SOUTHERLY LINE OF PARCEL NO. 3, PARCEL MAP NO. 227, AS PER MAP RECORDED IN BOOK 3, PAGE 44 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

ALSO EXCEPTING THEREFROM THAT PORTION OF SAID LAND LYING NORTHERLY AND WESTERLY OF THE FOLLOWING DESCRIBED LINES:

BEGINNING AT THE INTERSECTION OF THE WESTERLY PROLONGATION OF THE SOUTHERLY
LINE OF PARCEL NO. 3, PARCEL MAP 227, AS PER MAP RECORDED IN BOOK 3, PAGE 44 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY WITH THE EASTERLY LINE OF THE WESTERLY 330.00 FEET TO THE SOUTHEAST ONE-QUARTER OF THE SOUTHEAST ONE-QUARTER OF SAID SECTION 29; THENCE PARALLEL WITH THE SOUTHERLY LINE OF SAID SECTION 29, NORTH 89 DEG. 48' 38" WEST 405.98; THENCE SOUTH 00 DEG. 11' 22" WEST 485.20; THENCE SOUTH 44 DEG. 48' 38" EAST 79.19 FEET; THENCE SOUTH 18 DEG. 59' 22" WEST 100.00 FEET TO THE SOUTHWESTERLY LINE OF PARCEL 3 OF SAID PARCEL MAP 9252, ALSO BEING THE NORTHEASTERLY LINE OF JURUPA STREET, 120.00 FEET IN WIDTH AS SHOWN ON SAID PARCEL MAP.

ALSO EXCEPT THEREFROM, ALL URANIUM, THORIUM AND OTHER FISSIONABLE MATERIALS, ALL OIL, GAS PETROLEUM, ASPHALTUM, AND OTHER HYDROCARBON SUBSTANCES AND OTHER MINERALS AND MINERAL ORES OF EVERY KIND AND CHARACTER, WHETHER SIMILAR TO THESE HEREIN SPECIFIED OR NOT, WITHIN OR UNDERLYING, OR WHICH MAY BE PRODUCED FROM THE HEREINBEFORE DESCRIBED LAND, TOGETHER WITH THE RIGHT TO USE THAT PORTION ONLY OF SAID LAND WHICH UNDERLIES A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF SAID LAND, FOR THE PURPOSE OF PROSPECTING FOR, DEVELOPING AND/OR EXTRACTING SAID URANIUM, THORIUM, AND OTHER FISSIONABLE MATERIALS, OIL, GAS, PETROLEUM, ASPHALTUM AND OTHER MINERAL OR HYDROCARBON SUBSTANCES FROM SAID LAND, IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT SAID SOUTHERN SURPLUS REALTY CO., ITS SUCCESSORS AND ASSIGNS, SHALL HAVE NO RIGHT TO ENTER UPON THE SURFACE OF SAID LAND, OR TO USE SAID LAND OR ANY PORTION THEREOF TO SAID DEPTH OF 500
FEET, FOR ANY PURPOSE WHATSOEVER, AS EXCEPTED AND RESERVED IN THE DEED FROM SOUTHERN SURPLUS REALTY CO., A CORPORATION, RECORDED NOVEMBER 22, 1977 IN BOOK 9310 PAGE 132 OFFICIAL RECORDS.

SAID LAND IS DESCRIBED PURSUANT TO A CERTIFICATE APPROVING A LOT LINE ADJUSTMENT, OWNERS CERTIFICATE NO. LL97-04, BY THE CITY OF ONTARIO, RECORDED MAY 1, 1997 AS INSTRUMENT NO. 97-154370, OFFICIAL RECORDS, AND AS CORRECTED BY AMENDED LOT LINE ADJUSTMENT RECORDED JUNE 19, 1997 AS INSTRUMENT NO. 216046, OFFICIAL RECORDS.

                              CONCEPTUAL SITE PLAN

                                ONTARIO GATEWAY
                              ONTARIO, CALIFORNIA
                      FOR PROFICIENCY CAPITAL CORPORATION

                                   EXHIBIT B

[Graphical floor plan of the warehouse building which is the subject of the lease, located at 5725 East Jurupa Street, City of Ontario, County of San Bernardino, State of California. The left hand corner of the graphic includes a rectangle depicting the building itself. Below the rectangle is a road running to the left and right of the page, entitled "Jurupa Street." Another depiction of a road runs along the right side of the floorplan. A full description of the floorplan appears in Exhibit A of the lease.]